CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS NEW YORK INSURED TAX FREE FUND, INC.
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 2-86489) of our report dated February 1, 2002 relating to the December 31, 2001 financial statements of First Investors New York Insured Tax Free Fund, Inc., which are included in said Registration Statement.



                                             /s/ Tait, Weller & Baker


                                             TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
FEBRUARY 13, 2002